Exhibit 1.1

Execution Version

Eastern Bankshares, Inc.

Up to 175,375,000 shares of common stock

(subject to increase up to 201,681,250 shares)

SHARES

($0.01 Par Value)

Subscription Price $10.00 Per Share

AGENCY AGREEMENT

August 11, 2020

Keefe, Bruyette & Woods, Inc.

10 South Wacker Drive

Investment Banking, Suite 3400

Chicago, Illinois 60606

Ladies and Gentlemen:

Eastern Bankshares, Inc. (the “Holding Company”), a newly formed Massachusetts corporation, Eastern Bank Corporation, a Massachusetts-chartered mutual holding company (the “MHC”), and Eastern Bank, a Massachusetts-chartered bank (the “Bank” and, together with the Holding Company and the MHC, the “Eastern Parties”), hereby confirm their agreement with Keefe, Bruyette & Woods, Inc. (the “Agent”) as follows:

Section 1. The Offering. The MHC, in accordance with the plan of conversion as adopted by the Board of Trustees of the MHC and the Board of Directors of the Holding Company (the “Plan”), intends to convert from the current mutual holding company form of organization to a stock holding company form of organization (the “Conversion”). Pursuant to the Plan, the Holding Company will offer and sell up to 175,375,000 shares (subject to increase up to 201,681,250 shares) (the “Shares”) of its common stock, $0.01 par value per share (“Common Stock”), in a subscription offering (the “Subscription Offering”) in the following descending order of priority to: (1) depositors with accounts at the Bank with aggregate balances of at least $50 at the close of business on March 29, 2019 (the “Eligible Account Holders”), (2) depositors with accounts at the Bank with aggregate balances of at least $50 at the close of business on March 31, 2020 (the “Supplemental Eligible Account Holders”), (2) the Bank’s tax-qualified employee benefit plans, including the employee stock ownership plan (the “ESOP”) and the 401(k) plan (the “401(k) Plan”), in each case, established by the Bank, and (3) employees, officers, directors, trustees and corporators of the Bank, Eastern Insurance Group LLC, a wholly-owned subsidiary of the Bank (“EIG”), or the MHC who are not eligible in the first or second priority. In addition, the Holding Company intends to donate to Eastern Bank Charitable Foundation (the “Charitable Foundation”) a number of shares of Common Stock equal to 4.0% of Common Stock that will be outstanding immediately following the Offering (as defined below) and such stock donation to the Charitable Foundation.

Subject to the prior subscription rights of the above-listed parties, the Holding Company may offer for sale in a community offering (the “Community Offering” and, when referred to together with or subsequent to the Subscription Offering, the “Subscription and Community Offering”) the Shares not subscribed for or ordered in the Subscription Offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered with a preference given first to natural persons, and trusts of natural persons, residing in the local community as described in the Prospectus, and thereafter to cover orders of other members of the general public.

It is anticipated that Shares not subscribed for in the Subscription and Community Offering may be offered to certain members of the general public on a best efforts basis through a separate dealers agreement in a syndicated offering (the “Syndicated Offering” and, together with the Subscription Offering and the Community Offering, the “Offering”), with J.P. Morgan Securities LLC (“J.P. Morgan”) and the Agent acting as joint book-running managers (each, a “Joint Book-Running Manager” and together, the “Joint Book-Running Managers”). It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Holding Company may reject, in whole or in part, any order received in the Community Offering or the Syndicated Offering.

The Holding Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-239251) (the “Registration Statement”), containing a prospectus relating to the Subscription and Community Offering, for the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term “Registration Statement” shall include all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) differing from the prospectus on file at the time the Registration Statement initially became effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

In accordance with the Massachusetts General Laws and the rules and regulations governing the conversion of Massachusetts mutual holding companies to stock holding companies (including, without limitation, Chapter 167H of the Massachusetts General Laws and Chapter 33, Subpart D of the Code of Massachusetts Regulations), as from time to time amended or supplemented (the “Massachusetts Regulations”), the MHC has filed the Plan with the Massachusetts Division of Banks (the “Division”) and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as subsequently amended, if applicable, is hereinafter referred to as the “Massachusetts Conversion Application”), including copies of the MHC’s Notice and Information Statement for a Special Meeting of its Corporators relating to the Conversion (the “Information Statement”), the Appraisal Report prepared by RP Financial, LC, dated May 21, 2020, and as amended or supplemented, regarding the appraised pro forma market value of the Common Stock (the “Appraisal”), the Registration Statement, the Prospectus and the General Disclosure Package.

In addition, the Holding Company has filed with the Board of Governors of the Federal Reserve System (the “FRB”) an Application to Become a Bank Holding Company and/or Acquire an Additional Bank or Bank Holding Company on Form FR Y-3 (as amended or supplemented, if applicable, through the date hereof, the “Holding Company Application”) to become a bank holding company under Section 3 of the Bank Holding Company Act of 1956, as amended (the “BHCA”), as in effect at the time and the FRB has approved the Holding Company Application. The Massachusetts Conversion Application and the Holding Company Application are collectively referred to herein as the “Applications”.

Section 2. Retention of the Agent; Compensation and Expenses. Subject to the terms and conditions herein set forth and, if the Syndicated Offering occurs, in a separate dealers agreement to be entered into between the Holding Company and Joint Book-Running Managers, the Eastern Parties hereby appoint the Agent as their joint financial advisor and exclusive conversion agent (i) to utilize its best efforts to solicit subscriptions for Shares and to advise and assist the Holding Company and the Bank with respect to the sale of the Shares in the Offering and (ii) to participate in the Offering in the areas of market making and in syndicate formation or to act as a Joint Book-Running Manager in the Syndicated Offering (if necessary). It is agreed and acknowledged by the Eastern Parties that J.P. Morgan is only acting as the capital markets advisor in connection with the Subscription Offering and the Community Offering and not as an underwriter or a selling agent, and that J.P. Morgan will not be deemed to be an “underwriter” within the meaning of the 1933 Act.

It is acknowledged by the Eastern Parties that the Agent shall not be required to purchase any Shares in the Subscription Offering, the Community Offering or the Syndicated Offering or be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders.

The obligations of the Agent pursuant to this Agreement shall terminate upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering, unless extended (the “End Date”). All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Eastern Parties and the Agent may agree to renew this Agreement under mutually acceptable terms.

In the event the Holding Company is unable to sell a minimum of 129,625,000 Shares within the period herein provided, this Agreement shall terminate and the Holding Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them plus accrued interest, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 7, 9 and 10 hereof. In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees due to the date of such termination pursuant to paragraphs (a) and (e) below.

The Eastern Parties shall pay or cause to be paid the following fees and reimbursements of expenses in connection with the Subscription and Community Offering hereunder:

(a) A management fee in the amount of $100,000 shall be payable to the Agent in two installments of $50,000 each (i) on January 2, 2020 and (ii) upon the confidential submission of the Registration Statement in draft form to the Commission. Such fees shall be deemed to have been earned when due. Should the Subscription and Community Offering be terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall have earned and be entitled to be paid fees accruing through the stage at which point the termination occurred.

(b) A success fee in the amount of 0.50% of the aggregate purchase price of the Shares sold in the Subscription and Community Offering, excluding Shares purchased by the Eastern Parties’ officers, directors, trustees or employees (or members of their immediate family), including any individual retirement accounts (“IRAs”) or other trusts for the benefit of such persons, any ESOP or 401(k) Plan, any other tax-qualified or stock based compensation plans or any similar plan created by the Eastern Parties for some or all of their trustees, directors or employees or the Charitable Foundation (or any other new or existing charitable foundation established by the Eastern Parties) (collectively, the “Excluded Purchasers”), shall be payable to the Agent upon completion of the Subscription and Community Offering. The management fee described in paragraph (a) above will be credited against the success fee paid pursuant to this paragraph (b).

(c) Pursuant to the letter agreement, dated January 2, 2020, by and between the MHC and the Agent, and subject to the terms and conditions therein, conversion agent services fee in the amount of $300,000 shall be payable to the Agent as follows: (i) $25,000 on January 2, 2020 and (ii) $275,000 upon completion of the Offering. Such fees shall be deemed to have been earned when due. The Agent shall be reimbursed for its reasonable out-of-pocket expenses in connection with the provision of such conversion agent services not to exceed $100,000.

(d) If any of the Shares remain available after the Subscription and Community Offering, the Holding Company and the Agent, together with J.P. Morgan as Joint Book-Running Managers, may undertake the Syndicated Offering pursuant to a separate dealers agreement. For Shares sold by Joint Book-Running Managers, together with additional dealers, if any, pursuant to the Syndicated Offering, any fees will be paid or caused to be paid separately by the Eastern Parties, provided, however, that the success fee or the underwriting discount will not exceed 5.50% of the aggregate purchase price of the Shares sold in the Syndicated Offering in the aggregate to all broker dealers participating in the Syndicated Offering.

(e) If, as a result of any resolicitation of subscribers undertaken by the Holding Company, the Agent reasonably determines that it is required or requested to provide significant services, the Agent will be entitled to additional compensation for such services, which additional compensation will not exceed $100,000.

(f) The Agent shall be reimbursed for its reasonable out-of-pocket expenses, not to exceed $50,000 (subject to the provisions of this paragraph (f)), including costs of travel, meals and lodging, clerical assistance, photocopying, telephone, facsimile and couriers. In addition, the Agent shall be reimbursed for reasonable and documented out-of-pocket fees and expenses of counsel to represent the Agent and J.P. Morgan in the Offering not to exceed $300,000. These out-of-pocket expenses, including fees and expenses of counsel, shall not exceed $350,000. The provisions of this paragraph (f) assume that no unusual circumstances, delays or a re-solicitation in connection with the Offering is necessary. The Eastern Parties acknowledge and agree that, in the event unusual circumstances arise or a delay or re-solicitation occurs (including, but not limited to, a delay in Offering which would require an update of the financial information in tabular form to reflect a period later than that set forth in the initial public filing of the Registration Statement), such expenses may be increased.

(g) The Eastern Parties shall bear the expenses of the Offering customarily borne by issuers including, without limitation, regulatory filing fees, the Commission, Blue Sky and Financial Institution Regulatory Authority (“FINRA”) filing and registration fees; the fees of the Eastern Parties’ accountants, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing and syndicate expenses associated with the Conversion and the Offering; and the fees set forth under this Section 2.

Section 3. Sale and Delivery of Shares. If all conditions precedent to the consummation of the Conversion, including without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Holding Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery such Shares on the Closing Date against payment to the Holding Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Holding Company until the conditions specified in Section 8 hereof shall have been complied with to the reasonable satisfaction of the Agent or its counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Eastern Parties and the Agent as set forth in Section 14. The Holding Company shall cause its registrar and transfer agent to mail, as soon as practicable following the Closing Date, a statement reflecting ownership of shares of Common Stock issued in the subscription and community offerings to the persons entitled thereto at the registration address noted by them on their stock order form. The date upon which the Holding Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the “Closing Date.”

Section 4. Representations and Warranties of the Eastern Parties. The Eastern Parties, jointly and severally, represent and warrant to and agree with the Agent as follows:

(a) The Registration Statement, which was prepared by the Eastern Parties and filed with the Commission, has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Eastern Parties, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective, at the Applicable Time (as defined in Section 4(c) hereof) and at the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Eastern Parties contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the Eastern Parties for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus is filed with the Commission and at the Closing Date referred to in Section 3 hereof, the Prospectus (including any amendment or supplement thereto) and any information regarding the Holding Company contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the Holding Company for use in connection with the Offering contains all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Holding Company by the Agent or its counsel expressly regarding the Agent for use in the Prospectus, it being understood and agreed that the only such information consists of the information described in Section 9(b) hereof.

(b) None of the Eastern Parties has directly or indirectly distributed or otherwise used and will not directly or indirectly distribute or otherwise use any prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) or other offering material (including, without limitation, content on the Holding Company’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the offering and sale of the Shares other than any Permitted Free Writing Prospectus or the Prospectus or other materials permitted by the 1933 Act and the 1933 Act Regulations distributed by the Holding Company and reviewed and approved in advance for distribution by the Agent. The Holding Company has not, directly or indirectly, prepared or used and will not, directly or indirectly, prepare or use, any Permitted Free Writing Prospectus except in compliance with the filing and other requirements of Rules 164 and 433 of the 1933 Act Regulations; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 (without reliance on subsections (b), (c) and (d) for Rule 164); and the Holding Company is not an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations) as of the eligibility determination date for purposes of Rules 164 and 433 of the 1933 Act Regulations with respect to the offering of the Shares or otherwise precluded under Rule 164 from using free writing prospectuses in connection with the offering of the Shares.

(c) As of the Applicable Time (as defined below), neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

1.	“Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

2.

“Statutory Prospectus,” as of any time, means the Prospectus relating to the offered Shares that is included in the Registration Statement relating to the offered Shares immediately prior to the Applicable Time, including any document incorporated by reference therein.

3.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the 1933 Act Regulations, relating to the offered Shares in the form filed or required to be filed or, if not required to be filed, in the form retained in the Holding Company’s records pursuant to Rule 433(g) under the 1933 Act Regulations. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173 of the 1933 Act Regulations.

4.	“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

5.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the 1933 Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the 1933 Act Regulations or otherwise, even though not required to be filed with the Commission.

6.	“Permitted Free Writing Prospectus” means any free writing prospectus as defined in Rule 405 of the 1933 Act Regulations that is consented to by the Holding Company, the Bank and the Agent.

(d) Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the offered Shares or until any earlier date that the Holding Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Holding Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein.

(e) From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Holding Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of 1933 Act or Rule 163B of the 1933 Act Regulations. None of the Eastern Parties (i) has alone engaged in any Testing-the-Waters Communications or (ii) authorized anyone (including the Agent and J.P. Morgan) to engage in Testing-the-Waters Communications.

(f) The Holding Company has filed the Holding Company Application with the FRB and has published notice of such filing and the Holding Company Application is accurate and complete in all material respects. The Holding Company has received written notice from the FRB of its approval of the Conversion, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Eastern Parties, threatened by the FRB or any other applicable regulator. At the date of such approval, the Holding Company Application complied in all material respects with the applicable provisions of the BHCA and the regulations promulgated thereunder, except as the FRB or any other applicable regulator has expressly waived such regulations in writing.

(g) The MHC has filed the Massachusetts Conversion Application with the Division and the Massachusetts Conversion Application is accurate and complete in all material respects. The MHC has received written notice from the Division of its approval of the Prospectus, order form and marketing materials for use in the Offering, such approval remains in full force and effect and no order has been issued by the Division suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Eastern Parties, threatened by the Division. On the Closing Date, the MHC will have received written notice from the Division of its approval of the Conversion, and no order will have been issued by the Division suspending or revoking such approval and no proceedings therefor will have been initiated or, to the knowledge of the Eastern Parties, threatened by the Division. At the date of the applicable approval, the Prospectus, order form and marketing materials for use in the Offering and the Massachusetts Conversion Application complied in all material respects with the applicable provisions of the Massachusetts Regulations, except as the Division or any other applicable regulator has expressly waived such Massachusetts Regulations in writing.

(h) The Eastern Parties have filed the Prospectus and any supplemental sales literature with the Commission, the FRB, the Division and any other applicable regulator. The Prospectus, the Information Statement and all supplemental sales literature, as of the date the Registration Statement became effective and on the Closing Date referred to in Section 3, complied and will comply in all material respects with the applicable requirements of the 1933 Act Regulations, the Massachusetts Regulations and, at or prior to the time of their first use, will have received all required authorizations of the Division and the Commission and any other applicable regulator for use in final form. No approval of any other regulatory or supervisory or other public authority is required in connection with the distribution of the Prospectus, the Information Statement and any supplemental sales literature that has not been obtained and a copy of which has been delivered to the Agent. The Holding Company and the Bank have not distributed any offering material in connection with the Offering except for the Prospectus, the Information Statement and any supplemental sales material that has been filed with the Registration Statement and the Applications and authorized for use by the Commission, the FRB and the Division, or any other applicable regulator. The information contained in the supplemental sales material filed as an exhibit to both the Registration Statement and the Applications does not conflict in any material respects with information contained in the Registration Statement, the Prospectus and the General Disclosure Package.

(i) The Plan has been adopted by the Board of Trustees of the MHC, and approved by the Boards of Directors of the Bank and the Holding Company, and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Massachusetts Regulations (except to the extent waived or otherwise approved by the Division) and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the Eastern Parties by the Division, the Commission, or any other regulatory authority and in the manner described in the Registration Statement, the Prospectus and the General Disclosure Package. To the best knowledge of the Eastern Parties, no person has sought to obtain review of the final action of the Division or any other applicable regulator in approving the Conversion.

(j) The Bank has been duly organized and validly existing as a Massachusetts-chartered stock bank and upon completion of the Conversion will continue to be a duly organized and validly existing Massachusetts-chartered bank in stock form, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement, the Prospectus and the General Disclosure Package; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not have a material adverse effect on the conduct of the business, financial condition, results of operations, affairs or prospects of the Eastern Parties and their subsidiaries, taken as a whole (a “Material Adverse Effect”); all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in compliance with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect; the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a Material Adverse Effect. The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Registration Statement, the Prospectus and the General Disclosure Package or as would not be material to the operations of the Eastern Parties and their subsidiaries, taken as a whole. Following completion of the Conversion and the Offering, the Holding Company will own all of the shares of capital stock of the Bank issued and outstanding as of the date hereof and the Closing Date (the “Bank Stock”); the issued and outstanding shares of Bank Stock have been duly authorized and validly issued and are fully paid and non-assessable and following completion of the Conversion, will be owned directly by the Holding Company free and clear of any security interest, mortgage, pledge, lien, encumbrances or legal or equitable claim. The Conversion will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act, the Massachusetts Regulations or letters of approval, at the Closing Date, all terms, conditions, requirements and provisions with respect to the Conversion imposed by the Commission, the FRB and the Division or any other applicable regulator, if any, will have been complied with by the Eastern Parties in all material respects or appropriate waivers will have been obtained and all applicable notice and waiting periods will have been satisfied, waived or elapsed.

(k) The Holding Company is duly organized, validly existing and in good standing as a corporation under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and the Holding Company is, and at the Closing Date will be, qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Holding Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the Holding Company is in all material respects complying therewith and with all laws, rules, regulations and orders applicable to the operation of its business. There are no outstanding warrants or options to purchase any securities of the Holding Company.

(l) The MHC is duly organized, validly existing and in good standing as a mutual holding company organized under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package and, through the effective time of the Merger (as defined in the Plan), will be qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The MHC has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the MHC is in all material respects complying therewith and with all laws, rules, regulations and orders applicable to the operations of its business.

(m) The MHC has no capital stock.

(n) Each subsidiary (as such term is defined in Rule 405 under the 1933 Act) of the Holding Company is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization with full corporate power and authority to own and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and each subsidiary is, and at the Closing Date will be, qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. Each subsidiary has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and each subsidiary is in all material respects complying therewith and with all laws, rules, regulations and orders applicable to the operations of its business.

(o) Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, there are no contractual encumbrances or restrictions or requirements or legal restrictions or requirements required to be described therein, on the ability of any of the Eastern Parties or their respective subsidiaries, (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (B) to make any loans or advances to, or investments in, another party or (C) to transfer any of its property or assets to another party. Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, there are no restrictions, encumbrances or requirements affecting the payment of dividends or the making of any other distributions on any of the capital stock of the Holding Company.

(p) The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not have a Material Adverse Effect. Neither the Bank, nor any of its respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account, in each case, except where any such breach or the failure to accurately reflect would not have a Material Adverse Effect.

(q) The Bank is a member in good standing of the Federal Home Loan Bank of Boston (“FHLBB”). The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) up to the applicable limits, and upon consummation of the Conversion, the liquidation accounts for the benefit of the Eligible Account Holders and the Supplemental Eligible Account Holders will be duly established in accordance with the requirements of the Massachusetts Regulations. No proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Eastern Parties, threatened. The Eastern Parties and their respective subsidiaries are in compliance, in the conduct of their business, with all applicable laws, ordinances, governmental rules, regulatory capital requirements, regulations or court decrees to which they or their properties or assets may be subject, including, but not limited to, the applicable laws, regulations and rules administered by the Commission, the Board of Governors of the Federal Reserve System (the “FRB”), the FDIC, the Consumer Financial Protection Bureau (the “CFPB”) or any other applicable state, federal or self-regulatory organization, except to the extent that the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

(r) The Eastern Parties and their respective subsidiaries have good and marketable title to all real property and good title to all other assets material to the business of the Eastern Parties and their respective subsidiaries, taken as a whole, and to those properties and assets described in the Registration Statement, the Prospectus and the General Disclosure Package as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement, the Prospectus and the General Disclosure Package or as are not material to the business of the Eastern Parties and their subsidiaries, taken as a whole; and all of the leases and subleases material to their respective businesses, taken as a whole, under which the Eastern Parties and their subsidiaries hold properties, including those described in the Registration Statement, the Prospectus and the General Disclosure Package, are in full force and effect.

(s) The Holding Company has received an opinion of its counsel, Nutter McClennen & Fish LLP (“Nutter”), with respect to the legality of the Shares to be issued and the income tax consequences under federal law and the laws of Massachusetts and New Hampshire of the Conversion, copies of which are filed as exhibits to the Registration Statement; all material aspects of such opinions are accurately summarized in the Registration Statement, the Prospectus and the General Disclosure Package. The facts upon which such opinions are based are truthful, accurate and complete in all material respects. None of Eastern Parties has taken or will take any action inconsistent therewith.

(t) Each of the Eastern Parties has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Holding Company as provided herein and as described in the Registration Statement, the Prospectus and the General Disclosure Package, subject to approval or confirmation by the Division or any other applicable regulator of the final Appraisal. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of each of the Eastern Parties. This Agreement has been validly executed and delivered by each of the Eastern Parties and, assuming due execution and delivery by the Agent, is the valid, legal and binding agreement of each of the Eastern Parties enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of bank holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 9 and 10 hereof may be unenforceable as against public policy or pursuant to applicable Federal law and the rules and regulations of the FRB).

(u) None of the Eastern Parties is in violation of any directive received from the FRB, the Division or the FDIC to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the FRB, the Division or the FDIC) and, except as may be set forth in the Registration Statement, the Prospectus and the General Disclosure Package, there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of any of the Eastern Parties, threatened, which might materially and adversely affect the Offering, or which could reasonably be expected to result in any Material Adverse Effect.

(v) The consolidated financial statements, schedules and notes related thereto which are included in the Registration Statement, the Prospectus and the General Disclosure Package fairly present the balance sheet, income statement, statement of changes in equity capital and statement of cash flows of the MHC on a consolidated basis at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations and Title 12 of the Code of Federal Regulations. Such consolidated financial statements, schedules and notes related thereto have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the financial statements and other reports filed by the Eastern Parties with the Division, the FDIC and the FRB, except that accounting principles employed in such regulatory filings conform to the requirements of the Division, the FDIC and the FRB as of the respective dates and for the respective periods covered and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Registration Statement, the Prospectus and the General Disclosure Package present fairly the information shown therein on a basis consistent with the audited and unaudited consolidated financial statements of the MHC on a consolidated basis included in the Registration Statement, the Prospectus and the General Disclosure Package, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein. All disclosures included in the Registration Statement, the Prospectus and the General Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the 1933 Act Regulations) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(w) The Eastern Parties carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in a similar industry.

(x) Since the date of the most recent financial statements of the MHC on a consolidated basis included in the Registration Statement, the Prospectus and the General Disclosure Package, and except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package: (i) there has not been any material adverse change, financial or otherwise, in the condition of the Eastern Parties and their subsidiaries, considered as one enterprise, or in the earnings, capital, properties, business or prospects of the Eastern Parties and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of any of the Eastern Parties or in the principal amount of the MHC’s consolidated assets which are classified by any of such entities as impaired, substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in consolidated equity capital or total assets of the MHC; nor has any of the Eastern Parties issued any securities (other than notes to evidence bank loans and reverse repurchase agreements and in connection with the organization of the Holding Company) or incurred any material liability or obligation for borrowing (other than deposit liabilities and other funding in the ordinary course consistent with the disclosures in the Registration Statement, the Prospectus and the General Disclosure Package); (iii) there have not been any material transactions entered into by any of the Eastern Parties or any of their respective subsidiaries; (iv) there has been no material adverse change in any relationship that any of the Eastern Parties or any of their respective subsidiaries has with its insurance carriers, including, without limitation, cancellation or other termination of any of the Eastern Parties’ fidelity bond or any other type of insurance coverage; (v) there has been no material change in management of any of the Eastern Parties or any of their respective subsidiaries; (vi) none of the Eastern Parties or any of their respectie subsidiaries has sustained any loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance that could reasonably be expected to have a Material Adverse Effect; (vii) none of the Eastern Parties has defaulted in the payment of principal or interest on any outstanding debt obligations; (viii) the capitalization, liabilities, assets, properties and business of the Eastern Parties and their respective subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the General Disclosure Package; and (ix) the MHC does not have, on a consolidated basis, any material liabilities, contingent or otherwise, except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package.

(y) None of the Eastern Parties or any of their subsidiaries is (i) in violation of their respective articles, charters, organizational certificates or bylaws (and none of the Eastern Parties or their respective subsidiaries will be in violation of its articles of incorporation, charters, organizational certificates or bylaws upon completion of the Conversion and the Offering), (ii) in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a defect) in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture, mortgage, or other instrument to which it is a party or by which it or any of its property may be bound, or to which any of the property or assets of any of the Eastern Parties or their respective subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect, and there are no contracts or documents of any of the Eastern Parties or their respective subsidiaries that are required to be filed as exhibits to the Registration Statement or the Applications that have not been so filed. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, or result in the creation of any lien, charge or encumbrance upon any of the assets of any of the Eastern Parties or their respective subsidiaries pursuant to their respective articles of incorporation, charters or bylaws of the Eastern Parties or any contract, lease or other instrument in which any of the Eastern Parties or their respective subsidiaries has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to any of the Eastern Parties or their respective subsidiaries; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of any of the Eastern Parties or their respective subsidiaries.

(z) All documents made available or delivered by, or to be made available to or delivered by the Eastern Parties or their representatives in connection with the issuance and sale of the Shares, including records of account holders and depositors of the Bank, or in connection with the Agent’s exercise of due diligence, except for those documents which were prepared by parties other than the Eastern Parties or their representatives, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

(aa) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Holding Company will be within the range set forth in the Registration Statement, the Prospectus and the General Disclosure Package under the caption “Capitalization,” and no Shares have been or will be issued and outstanding prior to the Closing Date; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, the Registration Statement, the Prospectus and the General Disclosure Package, will be duly and validly issued, fully paid and non-assessable, except for shares purchased by the ESOP with funds borrowed from the Holding Company to the extent payment therefor in cash has not been received by the Holding Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the General Disclosure Package. On the Closing Date, the Shares will have been approved for listing on the Nasdaq Global Select Market, subject to issuance. Upon the issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchasers thereof against payment therefor. All the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Eastern Parties have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by such Eastern Party, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(bb) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated in the Registration Statement, none of the Eastern Parties has or will have issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Registration Statement, the Prospectus and the General Disclosure Package.

(cc) Except for the SBERA Pension Plan as adopted by Eastern Bank and those plans set forth on Schedule 4(cc), none of the Eastern Parties or their respective subsidiaries maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In addition, (A) the employee benefit plans, including employee welfare benefit plans, of the Eastern Parties and their respective subsidiaries (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal

Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (B) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Eastern Parties and their respective subsidiaires for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (C) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Eastern Parties and their respective subsidiaries and (D) all Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the knowledge of the Eastern Parties, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(dd) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for action by the Commission declaring the Registration Statement effective, and approval by the FRB, the Division and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the FINRA.

(ee) Ernst & Young LLP, which has certified the audited consolidated financial statements of the MHC included in the Prospectus, has advised the Eastern Parties in writing that they are, with respect to the Eastern Parties, independent registered public accountants within the applicable rules of the Public Company Accounting Oversight Board (United States).

(ff) RP Financial, LC, which has prepared the Appraisal, has advised the Eastern Parties in writing that it is independent of the Eastern Parties and their subsidiaries within the meaning of the Massachusetts Regulations and is believed by the Eastern Parties to be experienced and expert in the valuation and the appraisal of business entities, including banks similar to the Bank, and the Eastern Parties believe that RP Financial LC has prepared the pricing information set forth in the Prospectus in accordance with the requirements of the Massachusetts Regulations.

(gg) The Eastern Parties and their respective subsidiaries have timely filed or extended all required federal, state and local income and franchise tax returns required to be filed; the Eastern Parties and their respective subsidiaries have timely paid all taxes that have become due and payable in respect of such returns and no deficiency has been asserted with respect thereto by any taxing authority. The Eastern Parties and their respective subsidiaries have no knowledge of any tax deficiency which has been or might be assessed against them which, if subject to an unfavorable decision, ruling or finding, could reasonably be expected to have, individually or in the aggregate with other tax deficiencies, a Material Adverse Effect. All material tax liabilities have been adequately provided for in the financial statements of the MHC on a consolidated basis in accordance with GAAP. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Holding Company or with the issuance or sale by the Holding Company of the Shares.

(hh) All Sales Information (as defined in Section 9(a)) used by the Holding Company in connection with the Conversion that is required by the Division to be filed has been filed with and approved by the Division or any other applicable regulator.

(ii) Except for the loan to the ESOP by the Holding Company or a subsidiary of the Holding Company, to the knowledge of the Eastern Parties, none of the Eastern Parties, its subsidiaries or any of their respective employees has made any payment of funds as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(jj) None of the Eastern Parties has: (i) issued any securities within the last 18 months (except for notes to evidence bank loans and reverse repurchase agreements and in connection with the organization of the Company) or incurred any material liabilities or obligation for borrowing (other than deposit liabilities or other funding in the ordinary course consistent with the disclosures set forth in the Registration Statement, the Prospectus and the General Disclosure Package); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the Holding Company or the Bank in connection with the offering of the Shares, and no person is being compensated in any manner for such service.

(kk) The Eastern Parties have not relied upon the Agent or its legal counsel for any legal, tax or accounting advice in connection with the Conversion.

(ll) The records used by the Eastern Parties to determine the identities of the Eligible Account Holders and the Supplemental Eligible Account Holders and employees, officers, directors, trustees and corporators of the Bank and the MHC are accurate and complete in all material respects.

(mm) None of the Eastern Parties is or intends to conduct business in a manner which would cause it to become an “investment company,” an entity “controlled” by an “investment company” or an “investment adviser” within the meaning of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

(nn) No labor disturbance by or dispute with employees of any of the Eastern Parties or their respective subsidiaries exists or, to the knowledge of the Eastern Parties, is contemplated or threatened, and none of the Eastern Parties is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. No employee of any of the Eastern Parties or any of their respective subsidiaries is represented by a collective bargaining unit.

(oo) None of the Eastern Parties or their respective subsidiaries or any properties owned or operated by any of them, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of the Eastern Parties, threatened relating to the liability of any property owned or operated by any of the Eastern Parties or their respective subsidiaries under any Environmental Law. To the knowledge of the Eastern Parties, there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Eastern Parties or their respective subsidiaries relating to any Environmental Law. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(pp) The Eastern Parties and their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounts or assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference. The books, records and accounts and systems of internal accounting control of the Eastern Parties and their respective subsidiaries comply in all material respects with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Eastern Parties and their respective subsidiaries have established and maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that the information the Holding Company will be required to disclose in the reports it files or submits under the 1934 Act is accumulated and communicated to the Holding Company’s management (including its chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the Commission’s rules and forms. To the knowledge of the Eastern Parties, Ernst & Young LLP and the Audit Committee of the Board of Directors have been advised of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which could adversely affect the Eastern Parties and their respective subsidiaries’ ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal accounting controls of the Eastern Parties and their respective subsidiaries.

(qq) All of the loans represented as assets of the Bank in the Registration Statement, the Prospectus and the General Disclosure Package meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect.

(rr) To the knowledge of the Eastern Parties, there are not and have not been any affiliations or associations (as such terms are defined by the FINRA) between any member of the FINRA and any of the Eastern Parties and their respective subsidiaries’ officers or directors, except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package or filings with FINRA.

(ss) The Holding Company has taken all actions necessary to obtain at the Closing Date a blue sky memorandum from Nutter.

(tt) Any certificates signed by an officer of any of the Eastern Parties pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by such Eastern Party to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

(uu) The statistical and market related data contained in any Permitted Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the Eastern Parties and their respective subsidiaries believe were reliable and accurate at the time they were filed with the Commission. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv) None of the Eastern Parties, nor any of their respective subsidiaries, nor any of their respective directors, officers or employees nor, to the knowledge of the Eastern Parties, any agent, affiliate or other person associated with or acting on behalf of the any of the Eastern Parties or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Eastern Parties have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ww) The operations of the Eastern Parties and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any of the Eastern Parties or their respective subsidiaries conducts business , the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Eastern Parties or their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Eastern Parties, threatened.

(xx) None of the Eastern Parties, nor any of their respective subsidiaries, nor any of their respective directors, officers or employees nor, to the knowledge of the Eastern Parties, any agent, affiliate or other person associated with or acting on behalf of the any of the Eastern Parties or any of their respective subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is any of the Eastern Parties or their respective subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); and none of the Eastern Parties will directly or indirectly use the proceeds of the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as selling agent, advisor, investor or otherwise) of Sanctions. For the past five years, the Eastern Parties and their respective subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(yy) The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) of the Eastern Parties and their respective subsidiaries are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Eastern Parties and their subsidiaries as currently conducted and, to the knowledge of the Eastern Parties, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not have a Material Adverse Effect. The Eastern Parties and their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Eastern Parties and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(zz) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which any of the Eastern Parties or their respective subsidiaries is or may be a party or to which any property of any of the Eastern Parties or any of their respective subsidiaries, or any of their respective subsidiaries, is or may be the subject that, individually or in the aggregate, if determined adversely to any of the Eastern Parties, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Eastern Parties, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the 1933 Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the 1933 Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package and the Prospectus.

(aaa) The Eastern Parties and their respective subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Eastern Parties and their subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Eastern Parties and their subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of any Eastern Party, the Intellectual Property of the Eastern Parties and their subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(bbb) No relationship, direct or indirect, exists between or among any of the Eastern Parties or their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of any of the Eastern Parties, on the other, that is required by the 1933 Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the General Disclosure Package

(ccc) No person has the right to require any of the Eastern Parties to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(ddd) None of the Eastern Parties or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(eee) Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by any of the Eastern Parties as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(fff) There is and has been no failure on the part of the Eastern Parties or any of the Eastern Parties’ directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ggg) At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Holding Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Shares and at the date hereof, the Holding Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the 1933 Act. The Holding Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the 1933 Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(hhh) There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by any of the Eastern Parties or any of their respective subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

Section 5. Representations and Warranties of the Agent. The Agent represents and warrants to the Eastern Parties as follows:

(a) The Agent is a corporation and is validly existing in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Eastern Parties hereunder.

(b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c) Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Holding Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

(d) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation or bylaws of the Agent or any material agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

(e) No approval of any regulatory or supervisory or other public authority is required in connection with the Agent’s execution and delivery of this Agreement, except as may have been received.

(f) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent’s performance under this Agreement.

(g) Neither the Agent nor anyone acting on its behalf has engaged in any Testing-the-Waters Communication.

Section 6. Covenants of the Eastern Parties. The Eastern Parties hereby jointly and severally covenant and agree with the Agent as follows:

(a) The Holding Company will not, at any time prior to or after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

(b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at the subsequent time, not misleading, the Holding

Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Holding Company by the Agent expressly for use therein.

(c) Each of the Eastern Parties represents and agrees that, unless it obtains the prior consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior consent of the Eastern Parties, it has not made and will not make any offer relating to the offered Shares that would constitute an “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act Regulations, or that would constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission. The Holding Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, and has complied and will comply in all material respects with the requirements of Rule 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Eastern Parties need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173 of the 1933 Act Regulations.

(d) The Holding Company will not, at any time prior to or after the Holding Company Application is approved by the FRB and any other applicable regulator, file any amendment or supplement to such Holding Company Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

(e) The Eastern Parties will not, at any time prior to or after the Massachusetts Conversion Application is approved by the Division, file any amendment or supplement to such Massachusetts Conversion Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

(f) The Eastern Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-approval amendment to the Applications to be approved by the FRB, the Division or any other applicable regulator and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the Applications, as amended, have been approved by the FRB or the Division; (iii) of any comments from the Commission, the FRB, the Division or any other governmental entity with respect to the Conversion contemplated by this Agreement; (iv) of the request by the Commission, the FRB, the Division or any other governmental entity for any amendment or supplement to the Registration Statement, the Applications or for additional information; (v) of the issuance by the Commission, the FRB, the Division or any other governmental entity of any order or other action suspending the Conversion or the use of the Registration Statement or the Prospectus or any other filing of the Holding Company or the Bank under the BHCA, the Massachusetts Regulations or other applicable law, or the threat of any such action; (vi) of the issuance by the Commission, the FRB, the Division or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (j) below. The Eastern Parties will make every reasonable effort (i) to prevent the issuance by the Commission, the FRB, the Division or any other federal or state authority of any such order and, (ii) if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(g) The Eastern Parties will deliver to the Agent and to its counsel as many conformed copies of the Registration Statement or the Applications, as originally filed and of each amendment or supplement thereto, including all exhibits, as the Agent may reasonably request.

(h) The Eastern Parties will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the “1934 Act Regulations”). The Holding Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

(i) The Eastern Parties will comply with any and all terms, conditions, requirements and provisions with respect to the Offering imposed by the Commission, the Division or any other applicable regulator or the Massachusetts Regulations and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period the Eastern Parties will comply, at their own expense, with all requirements imposed upon them by the Commission, the Division or any other applicable regulator or the Massachusetts Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus. The Holding Company will comply with all undertakings contained in the Registration Statement.

(j) If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting any of the Eastern Parties shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Holding Company and in the reasonable opinion of the Agent’s counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Holding Company will immediately so inform the Agent and prepare and file, at its own expense, with the Commission, the FRB and the Division or any other applicable regulator, and furnish to the Agent a reasonable number of copies, of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Holding Company will timely furnish to the Agent such information with respect to the Eastern Parties as the Agent may from time to time reasonably request.

(k) The Eastern Parties will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares for offering and sale by the Holding Company or to exempt such Shares from registration, or to exempt the Holding Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the Massachusetts Regulations to be sold or as the Agent and the Holding Company may reasonably agree upon; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Holding Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

(l) The liquidation account for the benefit of the Eligible Account Holders and the Supplemental Eligible Account Holders will be duly established and maintained in accordance with the requirements of the Plan, the Massachusetts Regulations, and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation account, which shall have a priority superior to that of the holders of the Common Stock in the event of a complete liquidation of the Bank.

(m) The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent’s prior written consent, any of its shares of common stock, other than the Shares or other than in connection with (i) any plan or arrangement described in the Prospectus, including the stock donation to the Eastern Bank Charitable Foundation and (ii) any acquisition or proposed acquisition of a business (including substantially all of the assets of any business) pursuant to an agreement entered into after the Closing Date.

(n) The Holding Company will register its common stock under Section 12(b) of the 1934 Act. The Holding Company shall maintain the effectiveness of such registration for not less than three years from the time of effectiveness or such shorter period as may be required by the Division or any other applicable regulator.

(o) During the period during which the Shares are registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Holding Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Holding Company (including a consolidated balance sheet and statements of consolidated income, shareholders’ equity and cash flows of the Holding Company and its subsidiaries as at the end of and for such year, certified by independent registered public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act) and make available as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the effective time of the Registration Statement) financial information of the Holding Company and its subsidiaries for such quarter in reasonable detail.

(p) During the period of three years from the date hereof, the Holding Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), provided that the filing of such documents through the Commission’s EDGAR system shall be deemed to satisfy this obligation; (ii) a copy of each other non-confidential report of the Holding Company mailed to its shareholders or filed with the Commission, the FRB, the Division or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Holding Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other non-confidential information concerning the Holding Company or the Bank as the Agent may reasonably request.

(q) The Holding Company and the Bank will use the net proceeds from the sale of the Shares consistent in all material respects with the disclosure set forth in the Prospectus under the caption “How We Intend to Use the Proceeds From the Offering.”

(r) The Holding Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Holding Company’s fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

(s) The Holding Company will use its best efforts to cooperate with the Agent to effect the trading of the Shares on the Nasdaq Global Select Market on or prior to the Closing Date.

(t) The Holding Company will maintain appropriate arrangements for depositing all funds received from persons mailing or delivering subscriptions for or orders to purchase Shares in the Offering with the Bank, on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Holding Company will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Holding Company to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(u) The Holding Company will report the use of proceeds of the Offering on its first periodic report filed pursuant to Sections 13(a) and 15(d) of the 1934 Act and on any subsequent periodic report as may be required pursuant to Rule 463 of the 1933 Act Regulations.

(v) The Holding Company will promptly take all necessary action to register as a bank holding company under Section 3 of the BHCA.

(w) The Holding Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rule 5130.

(x) None of the Eastern Parties will amend the Plan without the consent of the Agent, which consent shall not be unreasonably withheld.

(y) The Holding Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Holding Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

(z) Prior to the Closing Date, the Holding Company will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(aa) The Holding Company will not deliver the Shares until the Eastern Parties have satisfied or caused to be satisfied each condition set forth in Section 8 hereof, unless such condition is waived in writing by the Agent.

(bb) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the Eastern Parties will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Eastern Parties, taken as a whole.

(cc) Until the Closing Date, the Eastern Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FDIC, the FRB and the Division.

(dd) The facts and representations provided to Nutter and Simpson Thacher & Bartlett LLP (“Simpson Thacher”) by the Eastern Parties and upon which each of Nutter and Simpson Thacher will base their opinions under Sections 8(c) and (d), respectively, are and will be truthful, accurate and complete.

(ee) The Eastern Parties will not distribute any offering material in connection with the Offering except for the Prospectus and any supplemental sales material that has been filed with the Registration Statement and the Applications and authorized for use by the Commission, the FRB and the Division or any other applicable regulator. The information contained in any supplemental sales material (in addition to the supplemental sales material filed as an exhibit to the Registration Statement and the Applications) shall not conflict with the information contained in the Registration Statement and the Prospectus.

(ff) The Holding Company will comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act and all applicable rules, regulations, guidelines and interpretations promulgated thereunder by the Commission.

(gg) The Eastern Parties will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

(hh) The Eastern Parties will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 8.

Section 7. Payment of Expenses. Whether or not the Conversion is completed or the sale of the Shares by the Holding Company is consummated, the Eastern Parties jointly and severally agree to pay or reimburse the Agent for: (a) all filing fees in connection with all filings related to the Conversion with the FINRA; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) subject to Section 2(f), all expenses of the Conversion, including but not limited to the Agent’s attorneys’ fees and expenses, blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Offering. In the event the Holding Company is unable to sell the minimum number of shares necessary to complete the Conversion or the Conversion is terminated or otherwise abandoned, the Eastern Parties shall promptly reimburse the Agent in accordance with Section 2(f) hereof.

Section 8. Conditions to the Agent’s Obligations. The obligations of the Agent hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Eastern Parties herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Eastern Parties shall have performed all of its obligations hereunder to be performed on or before such dates, and to the following further conditions:

(a) At the Closing Date, the Eastern Parties shall have conducted the Conversion in all material respects in accordance with the Plan, the BHCA, the Massachusetts Regulations (except to the extent waived or otherwise approved by the FRB, the Division and any other applicable regulator), and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the FRB, the Division or any other applicable regulator.

(b) The Registration Statement shall have been declared effective by the Commission and the Applications shall have been approved by the FRB and the Division not later than 5:30 p.m. on the date of this Agreement, or with the Agent’s consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or, to the knowledge of the Eastern Parties, threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the Eastern Parties’ knowledge, threatened by the Commission, the FRB, the Division, or any other regulatory authority.

(c) At the Closing Date, the Agent and J.P. Morgan shall have received the favorable opinion and negative assurance statement, dated as of the Closing Date and addressed to the Agent and J.P. Morgan and for their benefit, of Nutter, counsel for the Eastern Parties, in form and substance as attached hereto as Exhibit A.

(d) At the Closing Date, the Agent and J.P. Morgan shall have received the favorable opinion and negative assurance statement, dated as of the Closing Date and addressed to the Agent and J.P. Morgan and for their benefit, of Simpson Thacher, counsel for the Agent, in form and substance satisfactory to the Agent and J.P. Morgan.

(e) Prior to the mailing of the Prospectus, a blue sky memorandum from Simpson Thacher relating to the Offering, including the Agent’s participation therein, shall have been furnished to the Holding Company with a copy thereof addressed to the Agent or upon which Simpson Thacher shall state the Agent may rely. The blue sky memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Shares under applicable state securities law.

(f) At the Closing Date, the Agent and J.P. Morgan shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of each of the Eastern Parties in form and substance reasonably satisfactory to the Agent and J.P. Morgan, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Eastern Parties and the conditions set forth in this Section 8 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Eastern Parties independently, or of the Eastern Parties considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Eastern Parties complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Closing Date; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the knowledge of the Eastern Parties, threatened by the Commission or any state authority; (vii) no order suspending the Conversion, the Offering or the use of the Prospectus has been issued and no proceedings for that purpose are pending or, to the knowledge of the Eastern Parties, threatened by the FRB, the Division, or any other regulatory authority; and (viii) to the best knowledge of the Eastern Parties, no person has sought to obtain review of the final action of the FRB, the Division or any other applicable regulator approving the Conversion.

(g) None of the Eastern Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement, the General Disclosure Package and Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, except that individually or in the aggregate would not have a Material Adverse Effect, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect that is in the Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(h) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition, results of operations or business of the Eastern Parties considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) none of the Eastern Parties shall have received from the FRB, the Division or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the financial condition, results of operations or business of the Eastern Parties taken as a whole; (iii) none of the Eastern Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, not disclosed in the Prospectus, shall be pending or, to the knowledge of the Eastern Parties, threatened against the any of the Eastern Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the financial condition, results of operations or business of the Eastern Parties taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Eastern Parties.

(i) Concurrently with the execution of this Agreement, the Agent and J.P. Morgan shall have received (i) a letter from Ernst & Young LLP, dated as of the date hereof and addressed to the Agent and J.P. Morgan, confirming that Ernst & Young LLP is a firm of independent registered public accountants within the applicable rules of the Public Company Accounting Oversight Board (United States) and in form and substance reasonably satisfactory to the Agent and J.P. Morgan, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement and the Prospectus; provided that the “cut-off date” for purposes of such letter shall not be more than three business days prior to the date of this Agreement; and (ii) a certificate of the chief financial officer of the MHC, dated as of the date hereof and addressed to the Agent and J.P. Morgan, with respect to certain financial data contained in the Registration Statement and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Agent and J.P. Morgan.

(j) At the Closing Date, the Agent and J.P. Morgan shall have received (i) a letter dated the Closing Date, addressed to the Agent and J.P. Morgan, confirming the statements made by Ernst & Young LLP in the letter delivered by it pursuant to the immediately preceding paragraph; provided that the “cut-off date” for purposes of such letter shall not be more than three business days prior to the Closing Date and (ii) a certificate of the chief financial officer of the MHC, dated as of the date hereof and addressed to the Agent and J.P. Morgan, confirming the statements made in the certificate delivered by such officer pursuant to the immediately preceding paragraph.

(k) At the Closing Date, the Holding Company shall have received a letter from RP Financial, LC, dated the Closing Date (i) confirming that said firm is independent of the Eastern Parties and is experienced and expert in the area of corporate appraisals within the meaning of the Massachusetts Conversion Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with 209 CMR 33.08(3)(a), and (iii) further stating that its opinion of the aggregate pro forma market value of the Holding Company including the Bank, as most recently updated, remains in effect.

(l) At or prior to the Closing Date, the Agent shall have received: (i) a copy of the letter from the FRB approving the Holding Company Application; (ii) a copy of a letter from the Division approving the Massachusetts Conversion Application; (iii) confirmation that the Commission declared the Registration Statement effective; (iv) certificates from the Secretary of State of the Commonwealth of Massachusetts evidencing the valid existence and good standing of the MHC, the Holding Company and EIG; (v) a certificate from the Division evidencing the good standing of the Bank; (vi) a certificate from the FDIC evidencing the Bank’s insurance of accounts; (vii) a certificate from the FHLBB evidencing the Bank’s membership therein; and (viii) such other documents and certificates as the Agent may reasonably request.

(m) Subsequent to the date hereof, there shall not have occurred any of the following; (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”) or The Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of federal or state chartered depository institutions or a general moratorium on the withdrawal of deposits from federal or state chartered depository institutions declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war or a material decline in the price of equity or debt securities, if the effect of such declaration or decline, in the Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(n) At or prior to the Closing Date, the Holding Company shall have filed a Form 8-A with the Commission registering the Shares under Section 12(b) of the Exchange Act.

(o) At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Eastern Parties in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent or its counsel.

(p) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent or to counsel for the Agent. Any certificate signed by an officer of any of the Eastern Parties and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by such Eastern Party to the Agent as to the statements made therein.

Section 9. Indemnification.

(a) Each of the Eastern Parties jointly and severally agrees to indemnify and hold harmless the Agent, its affiliates, directors and officers and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer–Represented General Free Writing Prospectus or any Permitted Free Writing Prospectus, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agent furnished to any Eastern Party in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent consists of the information described as such in paragraph (b) below.

(b) The Agent agrees to indemnify and hold harmless the Eastern Parties, their respective affiliates, directors and officers and each person, if any, who controls such Eastern Party within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agent furnished to any Eastern Party in writing by the Agent expressly for use in the Registration Statement, the preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer–Represented General Free Writing Prospectus or any Permitted Free Writing Prospectus, it being understood and agreed upon that the only such information furnished by the Agent consists of the following information in the Prospectus furnished on behalf of the Agent: the first sentence of the first paragraph under the caption “The Conversion and Offering—Plan of Distribution; Selling Agent and Underwriter Compensation”.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agent, its affiliates, directors and officers and any control persons of the Agent shall be designated in writing by the Agent, and any such separate firm for the Eastern Parties, their directors, their officers who signed the Registration Statement and any control persons of the Eastern Parties shall be designated in writing by the Eastern Parties. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Section 10. Contribution. (a) If the indemnification provided for in Section 9 above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Eastern Parties, on the one hand, and the Agent on the other, from the Offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Eastern Parties, on the one hand, and the Agent on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Eastern Parties, on the one hand, and the Agent on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Eastern Parties from the sale of the shares in the Offering and the total fees and underwriting discounts and commissions received by the Agent in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Eastern Parties, on the one hand, and the Agent on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Eastern Parties or by the Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The Eastern Parties and the Agent agree that it would not be just and equitable if contribution pursuant to paragraph (a) above were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (a) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (a) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (a) and (b) of this Section 10, in no event shall the Agent be required to contribute any amount in excess of the amount by which the total fees and underwriting discounts and commissions received by the Agent with respect to the Offering exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(c) The remedies provided for in Sections 9 and 10 of this Agreement are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

Section 11. Termination. The Agent may terminate this Agreement by giving the notice indicated below in Section 12 at any time after this Agreement becomes effective as follows:

(a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Agent’s reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the NYSE shall have suspended (except that this shall not apply to the imposition of NYSE trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities or escalation thereof; or if a general banking moratorium has been declared by a state or federal authority which has a material effect on the Eastern Parties on a consolidated basis; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the financial condition, results of operations or business of any of the Eastern Parties, or if any of the Eastern Parties shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or, if there shall have been a material adverse change in the financial condition, results of operations or business of the Eastern Parties taken as a whole.

(b) In the event the Holding Company fails to sell the required minimum number of the Shares by the date when such sales must be completed, in accordance with the provisions of the Plan or as required by the Massachusetts Regulations and applicable law, this Agreement shall terminate upon refund by the Holding Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a), 2(e), 7, 9 and 10 hereof.

(c) If any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agent’s obligations hereunder may be cancelled by the Agent by notifying the Holding Company of such cancellation in writing or by electronic mail at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 2(e), 7, 9 and 10 hereof.

(d) If the Agent elects to terminate this Agreement as provided in this Section, the Eastern Parties shall be notified promptly by telephone or electronic mail, confirmed by letter.

Any of the Eastern Parties may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Sections 5 or 6(c) and such breach has not been cured within a reasonable time period after any such Eastern Party has provided the Agent with notice of such breach.

This Agreement may also be terminated by mutual written consent of the parties hereto.

Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, Inc., 10 South Wacker Drive, Investment Banking Suite 3400, Chicago, Illinois 60606, Attention: Pat McJoynt (with a copy to Simpson Thacher & Bartlett LLP, Attention: Lesley Peng) and, if sent to the Eastern Parties, shall be mailed, delivered or telegraphed and confirmed to the Bank at Eastern Bank, 265 Franklin Street, Boston, MA 02110, Attention Kathleen Henry, General Counsel (with a copy to Nutter, McClennen & Fish LLP, Attention: Michael Krebs).

Section 13. Parties. The Eastern Parties shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Eastern Parties, when the same shall have been given by the undersigned or any other officer of any of the Eastern Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Eastern Parties and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained; provided, however, that J.P. Morgan shall be an express third party beneficiary entitled to enforce the provisions of Sections 8(c), 8(d), 8(f), 8(i) and 8(j).

Section 14. Closing. The closing for the sale of the Shares (the “Closing”) shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Holding Company and the Bank. At the Closing, the Eastern Parties shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 7 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 16. Governing Law and Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Section 17. Counterparts; Facsimile Delivery. This Agreement may be executed in separate counterparts and by facsimile or electronic signatures, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 18. Entire Agreement. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

Section 19. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Eastern Parties and the Agent, as set forth in this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any of the Agent’s officers or directors or any person controlling the Agent, or the Eastern Parties, or any of their respective officers or directors or any person controlling the Eastern Parties, and shall survive termination of this Agreement and receipt or delivery of any payment for the Shares.

Section 20. Waiver of Trial by Jury. Each of the Agent and the Eastern Parties waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.

This agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the directors, officer and controlling persons and no other person will have any right or obligation hereunder.

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If the foregoing correctly sets forth the arrangement among the Eastern Parties and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent’s acceptance shall constitute a binding agreement.

Very truly yours,

Eastern Bank	Eastern Bankshares, Inc.

By Its Authorized Representative:	By Its Authorized Representative:

/s/ Kathleen C. Henry	/s/ Kathleen C. Henry
Name: Kathleen C. Henry	Name: Kathleen C. Henry
Title: General Counsel and Secretary	Title: Executive Vice President, General Counsel and
Secretary

Eastern Bank Corporation

By Its Authorized Representative:

/s/ Kathleen C. Henry
Name: Kathleen C. Henry
Title: Secretary

Accepted as of the date first above written

KEEFE, BRUYETTE & WOODS, INC.

By its Authorized Representative

/s/ Patricia McJoynt
Pat McJoynt
Managing Director